Exhibit 3
Comptroller of the Currency
Administrator of National Banks
Washington, DC 20219
CERTIFICATION OF FIDUCIARY POWERS
I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:
1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.
2,“U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate,

IN TESTIMONY WHEREOF, today,
September 14, 2011, I have hereunto
subscribed my name and caused my seal of
office to be affixed to these presents at the
U.S. Department of the Treasury, in the City
of Washington, District of Columbia.

Acting Comptroller of the Currency

5